EXHIBIT 4.1

                                                                  EXECUTION COPY

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                      AMENDED AND RESTATED TRUST AGREEMENT

                                     between

                  GOLDMAN SACHS ASSET BACKED SECURITIES CORP.,
                                  as Depositor

                                       and

                            WILMINGTON TRUST COMPANY,
                                as Owner Trustee

                           Dated as of August 2, 2006

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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS .......................................................................       1

      Section 1.01     Capitalized Terms .........................................................       1

      Section 1.02     Other Definitional Provisions .............................................       1

ARTICLE II     ORGANIZATION ......................................................................       2

      Section 2.01     Name ......................................................................       2

      Section 2.02     Office ....................................................................       2

      Section 2.03     Purposes and Powers .......................................................       2

      Section 2.04     Appointment of Owner Trustee ..............................................       3

      Section 2.05     Initial Capital Contribution of Trust Property ............................       3

      Section 2.06     Declaration of Trust ......................................................       3

      Section 2.07     Characterization of the Issuer for Tax Purposes ...........................       3

      Section 2.08     Liability of Certificateholders ...........................................       4

      Section 2.09     Title to Trust Property ...................................................       4

      Section 2.10     Situs of Trust ............................................................       4

      Section 2.11     Representations, Warranties and Covenants of the Depositor ................       4

      Section 2.12     Federal Income Tax Allocations ............................................       5

ARTICLE III    TRUST CERTIFICATES AND TRANSFER OF INTERESTS ......................................       6

      Section 3.01     Initial Ownership .........................................................       6

      Section 3.02     The Certificates ..........................................................       6

      Section 3.03     Execution, Authentication and Delivery of Certificates ....................       7

      Section 3.04     Registration of Transfer and Exchange of Certificates .....................       7

      Section 3.05     Mutilated, Destroyed, Lost or Stolen Certificates .........................       9

      Section 3.06     Persons Deemed Owners .....................................................       9

      Section 3.07     Access to List of Certificateholders' Names and Addresses .................       9

      Section 3.08     Maintenance of Office or Agency ...........................................      10

      Section 3.09     Appointment of Paying Agent ...............................................      10

      Section 3.10     Definitive Certificates ...................................................      11

ARTICLE IV     ACTIONS BY OWNER TRUSTEE ..........................................................      11

      Section 4.01     Prior Notice with Respect to Certain Matters ..............................      11

      Section 4.02     Action by Certificateholders with Respect to Certain Matters ..............      12

      Section 4.03     Restrictions on Certificateholders' Power .................................      12
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      Section 4.04     Majority Control ..........................................................      12

ARTICLE V      APPLICATION OF TRUST FUNDS; CERTAIN DUTIES ........................................      13

      Section 5.01     Establishment of Trust Account ............................................      13

      Section 5.02     Application of Trust Funds ................................................      13

      Section 5.03     Method of Payment .........................................................      14

      Section 5.04     No Segregation of Moneys; No Interest .....................................      14

      Section 5.05     Accounting and Reports to Certificateholders, the Internal Revenue Service
                       and Others ................................................................      14

      Section 5.06     Signature on Returns; Tax Matters Partner .................................      15

ARTICLE VI     AUTHORITY AND DUTIES OF OWNER TRUSTEE .............................................      15

      Section 6.01     General Authority .........................................................      15

      Section 6.02     General Duties ............................................................      15

      Section 6.03     Action upon Instruction ...................................................      15

      Section 6.04     No Duties Except as Specified in this Agreement or in Instructions ........      16

      Section 6.05     No Action Except Under Specified Documents or Instructions ................      17

      Section 6.06     Restrictions ..............................................................      17

      Section 6.07     Administrative Duties .....................................................      17

ARTICLE VII    CONCERNING THE OWNER TRUSTEE ......................................................      21

      Section 7.01     Acceptance of Trusts and Duties ...........................................      21

      Section 7.02     Furnishing of Documents ...................................................      22

      Section 7.03     Representations and Warranties ............................................      22

      Section 7.04     Reliance; Advice of Counsel ...............................................      23

      Section 7.05     Not Acting in Individual Capacity .........................................      24

      Section 7.06     Owner Trustee Not Liable for Certificates or for Receivables ..............      24

      Section 7.07     Owner Trustee May Own Certificates and Notes ..............................      24

      Section 7.08     Doing Business in Other Jurisdictions .....................................      25

      Section 7.09     Paying Agent, Certificate Registrar and Authenticating Agent ..............      25

ARTICLE VIII   COMPENSATION OF OWNER TRUSTEE .....................................................      25

      Section 8.01     Owner Trustee's Fees and Expenses .........................................      25

      Section 8.02     Indemnification ...........................................................      25

      Section 8.03     Payments to the Owner Trustee .............................................      26

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ARTICLE IX     TERMINATION OF TRUST AGREEMENT ....................................................      26

      Section 9.01     Termination of Trust Agreement ............................................      26

ARTICLE X      SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES ............................      27

      Section 10.01    Eligibility Requirements for Owner Trustee ................................      27

      Section 10.02    Resignation or Removal of Owner Trustee ...................................      27

      Section 10.03    Successor Owner Trustee ...................................................      28

      Section 10.04    Merger or Consolidation of Owner Trustee ..................................      29

      Section 10.05    Appointment of Co-Trustee or Separate Trustee .............................      29

ARTICLE XI     MISCELLANEOUS .....................................................................      30

      Section 11.01    Supplements and Amendments ................................................      30

      Section 11.02    No Legal Title to Trust Property in Certificateholders ....................      31

      Section 11.03    Limitations on Rights of Others ...........................................      32

      Section 11.04    Notices ...................................................................      32

      Section 11.05    Severability ..............................................................      32

      Section 11.06    Separate Counterparts .....................................................      32

      Section 11.07    Successors and Assigns ....................................................      33

      Section 11.08    Covenants of the Depositor ................................................      33

      Section 11.09    No Petition ...............................................................      33

      Section 11.10    No Recourse ...............................................................      34

      Section 11.11    Headings ..................................................................      34

      Section 11.12    GOVERNING LAW; WAIVER OF JURY TRIAL .......................................      34

      Section 11.13    Certificate Transfer Restrictions .........................................      34

      Section 11.14    Sarbanes-Oxley ............................................................      35

      Section 11.15    Acceptance of Terms of Agreement ..........................................      35

      Section 11.16    Subordination Agreement ...................................................      35

      Section 11.17    Rule 144A Information .....................................................      35

      Section 11.18    Securitization Cooperation Annex ..........................................      36
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Securitization Cooperation Annex

                                    EXHIBITS

Exhibit A Form of Certificate ..........................................     A-1
Exhibit B Form of Transfer Certificate .................................     B-1
Exhibit C Form of Investment Letter ....................................     C-1
Exhibit D-1 Financing Statement against the Seller .....................   D-1-1
Exhibit D-2 Financing Statement against the Depositor ..................   D-2-1
Exhibit D-3 Financing Statement against the Issuer .....................   D-3-1

                                       iv

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      This AMENDED AND RESTATED TRUST AGREEMENT, dated as of August 2, 2006, is between GOLDMAN SACHS ASSET BACKED SECURITIES CORP., a Delaware corporation, as depositor (the "DEPOSITOR"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the "OWNER TRUSTEE").

      WHEREAS, the Owner Trustee and the Depositor entered into a Trust Agreement dated as of June 19, 2006 (the "ORIGINAL TRUST AGREEMENT"); and

      WHEREAS, the Original Trust Agreement is being amended and restated as of the date hereof;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Owner Trustee hereby agree that the Original Trust Agreement shall be amended and restated as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 CAPITALIZED TERMS. For all purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Sale and Servicing Agreement, dated as of the date hereof (the "SALE AND SERVICING AGREEMENT"), by and among the Issuer, the Depositor, Goldman Sachs Mortgage Company, as Servicer and JPMorgan Chase Bank, National Association, as Indenture Trustee.

            Section 1.02 OTHER DEFINITIONAL PROVISIONS.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; "or" includes "and/or"; and the term "including" shall mean "including without limitation".

                                                            AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

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            (d)   The definitions contained in this Agreement are applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

            (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                  ORGANIZATION

            Section 2.01 NAME. The Issuer heretofore created and continued hereby is known as "GS Auto Loan Trust 2006-1," in which name the Owner Trustee may conduct the business of the Issuer, make and execute contracts and other instruments on behalf of the Issuer and sue and be sued on behalf of the Issuer.

            Section 2.02 OFFICE. The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

            Section 2.03 PURPOSES AND POWERS. The purpose of the Issuer is to engage in the following activities and the Owner Trustee acting on behalf of the Issuer shall have the power and authority:

            (a)   to acquire, hold and manage the Trust Property;

            (b) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes and the Certificates, in each case in accordance with the Basic Documents;

            (c) in exchange for the Notes and the Certificates or the proceeds thereof, to purchase the Receivables, to pay the organizational, start-up and transactional expenses of the Issuer and to pay the balance of such proceeds to the Depositor pursuant to the Sale and Servicing Agreement;

            (d) to assign, grant, transfer, pledge, mortgage and convey the Trust Property pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Property released from the Lien of, and remitted to the Issuer pursuant to, the Indenture;

            (e) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

            (f) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

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                                                                 TRUST AGREEMENT

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            (g)   subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Certificateholders and the Noteholders.

      The Owner Trustee acting on behalf of the Issuer is hereby authorized to engage in the foregoing activities. The Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

            Section 2.04 APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein.

            Section 2.05 INITIAL CAPITAL CONTRIBUTION OF TRUST PROPERTY. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Property and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Issuer as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

            Section 2.06 DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the Basic Documents. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Issuer.

            Section 2.07 CHARACTERIZATION OF THE ISSUER FOR TAX PURPOSES.

            (a) It is the intention of the parties hereto that the Issuer constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for federal, state and local income and franchise tax purposes: (1) if there is one beneficial owner of the Certificates, the Issuer shall be treated as a disregarded entity, and (2) if there is more than one beneficial owner of the Certificates, the Issuer shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the Receivables and other assets held by the Issuer, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer and to the extent applicable, the Certificateholders, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the foregoing characterization of the Issuer provided in the preceding sentence for such tax purposes and will not take any position contrary to this characterization in any federal or state tax filings. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The

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                                                                 TRUST AGREEMENT

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Owner Trustee has filed the Certificate of Trust with the Secretary of State of the State of Delaware.

            (b) The Owner Trustee shall not file or join in, and each Certificateholder by acceptance of its Certificates agrees that it shall not file or join in, an election to treat the Issuer as an association pursuant to
Section 301.7701-3 of the Treasury Regulations (and thus, a corporation under Section 301.7701-2(b)(2) of the Treasury Regulations).

            (c) Neither the Issuer nor any affiliate of the Issuer shall cause or permit Certificates to be included on (nor shall such persons recognize any purchases or sales thereof through) (a) any national, non-U.S., regional, local or other securities exchange, or (b) any over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise).

            (d) The Issuer shall not participate in any manner in the establishment or inclusion of any interest in the Issuer (including through the repurchase or redemption of any interest in the Issuer) on an established securities market or a secondary market or the substantial equivalent thereof (within the meaning of the Treasury Regulations under Section 7704 of the Code), and shall not recognize any transfers of any interest in the Issuer made on such a market by redeeming the interest in the Issuer of a transferor, admitting the transferee as a Certificateholder, or otherwise recognizing any rights of the transferee.

            (e) For purposes of Section 2.07(d), the term "interest in the Issuer" shall have the meaning given to the term "interest in a partnership" in the Treasury Regulations under Section 7704 of the Code and shall include, without limitation, any financial instrument or contract, the value of which is determined in whole or in part by reference to the Issuer.

            Section 2.08 LIABILITY OF CERTIFICATEHOLDERS. The Certificateholders (including the Depositor or any Affiliate thereof) shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

            Section 2.09 TITLE TO TRUST PROPERTY. Subject to the Indenture, legal title to all the Trust Property shall be vested at all times in the Issuer as a separate legal entity.

            Section 2.10 SITUS OF TRUST. The Issuer will be located in the State of Delaware and administered in the State of Delaware or the State of New York. All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the State of Delaware or the State of New York. The Issuer shall not have any employees; PROVIDED, HOWEVER, that nothing herein shall restrict or prohibit the Depositor or the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Issuer only in Delaware or New York, and payments will be made by the Issuer only from Delaware or New York. The only office of the Issuer will be at the Corporate Trust Office in the State of Delaware.

            Section 2.11 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR. The Depositor hereby represents and warrants to the Owner Trustee that:

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                                                                 TRUST AGREEMENT

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            (a)   The Depositor is duly organized and validly existing as a
corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

            (b) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

            (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and the Depositor has duly authorized such sale and assignment and deposit to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

            (d) The Depositor has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights in general and by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

            (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or the by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or (iii) violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

            (f) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

            Section 2.12 FEDERAL INCOME TAX ALLOCATIONS. If there is more than one beneficial owner of the Certificates, net income of the Issuer for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the

                                        5                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

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computation thereof) shall be allocated among the Certificateholders as of the first day following the Record Date, in proportion to their percentage ownership interest of Certificates on the Record Date.

      If there is more than one beneficial owner of the Certificates, net losses of the Issuer, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated among the Certificateholders as of the first day following the Record Date, in proportion to their percentage ownership interest of Certificates on the Record Date. If there is more than one beneficial owner of the Certificates, the Issuer is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Certificateholders, or as otherwise required by the Code.

                                   ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

            Section 3.01 INITIAL OWNERSHIP. Upon the formation of the Issuer by the execution of the Original Trust Agreement and until the issuance of the Certificates, the Depositor shall be the sole beneficial owner of the Issuer.

            Section 3.02 THE CERTIFICATES.

            (a) The Certificates shall be issued in minimum denominations of a one percent (1%) Percentage Interest in the Issuer. The Certificates shall be executed on behalf of the Issuer by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer, shall be validly issued and entitled to the benefit of this Agreement and shall be valid and binding obligations of the Issuer, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

            (b) The Certificates can only be purchased, acquired, or held by an individual or entity who is a "U.S. person" as determined for U.S. federal income tax purposes or who holds the Certificates in connection with the conduct of a trade or business within the United States and who delivers to the Owner Trustee, the Certificate Registrar and the Depositor a properly executed Form W-8ECI in connection with their acquisition of the Certificates and at such other times as reasonably requested by the Owner Trustee, the Certificate Registrar and the Depositor or as required by law.

            (c) A transferee of a Certificate, if any, shall become a Certificateholder, shall become bound by this Agreement and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.04.

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                                                                 TRUST AGREEMENT

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            Section 3.03 EXECUTION, AUTHENTICATION AND DELIVERY OF CERTIFICATES.
On the Closing Date, the Owner Trustee shall cause the Certificates in an aggregate Percentage Interest equal to 100% to be executed on behalf of the Issuer and authenticated by the Owner Trustee on behalf of the Issuer and delivered to or upon the written order of the Depositor, without further action by the Depositor, in authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or JPMorgan Chase Bank, National Association ("JPMORGAN CHASE"), as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

      When a Certificate is duly executed and issued by the Owner Trustee and duly authenticated in accordance with this Agreement, the Certificate will be fully paid, validly issued, nonassessable and entitled to the benefits of this Agreement.

            Section 3.04 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. JPMorgan Chase shall be the initial Certificate Registrar.

      The Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Owner Trustee or the Certificate Registrar and the Depositor in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit B and Exhibit C (the "INVESTMENT LETTER"). Except in the case of a transfer as to which the proposed transferee has provided an Investment Letter with respect to a Rule 144A transaction, there shall also be delivered to the Owner Trustee or the Certificate Registrar and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which Opinion of Counsel shall not be an expense of the Issuer, the Owner Trustee, the Certificate Registrar or the Indenture Trustee (unless it is the transferee from whom such opinion is to be obtained) or of the Depositor or the Seller; PROVIDED, that such Opinion of Counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. Upon request, the Owner Trustee shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder information regarding the Certificates and the Receivables and such other information which is in the possession of the Owner Trustee or which can be obtained by the Owner Trustee without undue burden or expense in order to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption

                                        7                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
provided by Rule 144A. Each Holder of a Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

      All transfers of Certificates shall be subject to the transfer restrictions described in Section 11.13 of this Agreement. Furthermore, no transfer of a Certificate shall be made to any Person unless the Owner Trustee or the Certificate Registrar and the Depositor have received a certificate in the form of paragraphs 3 and 4 to the Investment Letter attached hereto as Exhibit C from such Person to the effect that such Person is not a Benefit Plan (as defined in Section 11.13(a)) and that such person is not a partnership, grantor trust, or S Corporation (as defined in the Code) in which, after giving effect to the proposed transfer, 50% or more of the value of each beneficial ownership interest of such entity is attributable to the Certificates and/or the Notes and that such Certificates have not been transferred through an "established securities market" within the meaning of Section 7704(b) of the Code.

      Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause JPMorgan Chase as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

      Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the related Certificateholder or such Certificateholder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

      No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Certificates for a period of fifteen (15) days preceding the due date for any payment with respect to the Certificates.

      Notwithstanding anything contained herein to the contrary, neither the Certificate Registrar nor the Owner Trustee shall be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act, the Securities Act of 1934, as amended, applicable state securities law or the Investment Company Act of 1940, as amended; PROVIDED, HOWEVER, that if a certificate or opinion is specifically required to be

                                        8                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
delivered to the Owner Trustee or the Certificate Registrar by a purchaser or transferee of a Certificate, the Owner Trustee shall be under a duty to examine the same to determine whether it conforms to the requirements of this Trust Agreement and shall promptly notify the party delivering the same if such certificate or opinion does not so conform.

            Section 3.05 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of written notice that such Certificate has been acquired by a protected purchaser, the Owner Trustee, on behalf of the Issuer, shall execute and the Owner Trustee or JPMorgan Chase, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 3.06 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Percentage Interests of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Certificates owned by the Issuer, any obligor upon the Certificates, the Servicer, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be outstanding; PROVIDED, HOWEVER, if the Issuer, any other obligor upon the Certificates, the Depositor, the Servicer or any Affiliate of any of the foregoing Persons own all of the Certificates, such Certificates shall be deemed to be outstanding. Certificates owned by the Issuer, any other obligor upon the Certificates, the Depositor, the Servicer or any Affiliate of any of the foregoing Persons that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Depositor, the Servicer or any Affiliate of any of the foregoing Persons.

            Section 3.07 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Owner Trustee shall furnish or cause to be furnished to the Servicer, the Indenture Trustee, the Paying Agent and the Depositor, within fifteen (15) days after receipt by the Owner Trustee of a written request therefor from the Servicer, the Indenture Trustee, the Paying Agent or the Depositor, a list, in such form as the Servicer, the Indenture Trustee, the Paying Agent or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. The Certificate Registrar shall also furnish to the Owner Trustee and

                                        9                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
the Paying Agent a copy of such list at any time there is a change therein. If
(i) three (3) or more Certificateholders or (ii) one (1) or more Certificateholders evidencing not less than 25% of the Percentage Interests in the Certificates apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived. The Certificate Registrar shall upon the request of the Owner Trustee provide such list, or access to such list, of Certificateholders as contemplated by this
Section 3.07.

            Section 3.08 MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall designate in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates JPMorgan Chase at the address set forth in SECTION 11.04 hereof as the office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

            Section 3.09 APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be JPMorgan Chase. As Paying Agent, JPMorgan Chase shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. JPMorgan Chase shall be permitted to resign as Paying Agent upon thirty (30) days' prior written notice to the Owner Trustee. In the event that JPMorgan Chase shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed hereunder to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon resignation or removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03(b), (c), and (d), 7.04, 8.01 and 8.02 shall apply to JPMorgan Chase in its role of Paying Agent and Certificate

                                       10                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

Registrar, for so long as JPMorgan Chase shall act as Paying Agent and Certificate Registrar, to the Owner Trustee, if the Owner Trustee is appointed to act as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. JPMorgan Chase is a national banking association duly organized and validly existing in good standing under the laws of the United States. JPMorgan Chase has all requisite banking power and authority to execute, deliver and perform its obligations under this Agreement.

            Section 3.10 DEFINITIVE CERTIFICATES. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates in the form attached hereto as Exhibit A to be delivered to the related Certificateholders, by, or on behalf of, the Issuer. Such Certificate or Certificates shall be registered on the Certificate Register in the name of the holder thereof. The Certificates shall be printed, lithographed, typewritten or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

            Section 4.01 PRIOR NOTICE WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders of record as of the preceding Record Date in writing of the proposed action and such Certificateholders specified in
Section 4.04 hereof shall not have notified the Owner Trustee in writing prior to the thirtieth (30th) day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

            (a) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

            (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment would materially adversely affect the interests of the Certificateholders;

            (c) the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholder; or

            (d) the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar or the Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

      In addition, the Issuer shall not commingle its assets with those of any other entity. The Issuer shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Issuer shall not pay the indebtedness,

                                       11                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
operating expenses and liabilities of any other entity. The Issuer shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor and the Servicer.

      The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders pursuant to Section 4.04, and to the extent otherwise consistent with the Basic Documents and permitted by applicable law, to (i) remove or replace the Servicer or the Indenture Trustee, (ii) institute proceedings to have the Owner Trustee or the Issuer declared or adjudicated bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the Owner Trustee or the Issuer, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the Owner Trustee or the Issuer under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a conservator, receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Owner Trustee or the Issuer or a substantial portion of the property of the Owner Trustee or the Issuer, (vi) make any assignment for the benefit of the Owner Trustee's or the Issuer's creditors, (vii) cause the Owner Trustee or the Issuer to admit in writing its inability to pay its debts generally as they become due, or (viii) take any action, or cause the Owner Trustee or the Issuer to take any action, in furtherance of any of the foregoing (any of the above, a "BANKRUPTCY ACTION"). So long as the Indenture remains in effect, no Certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Owner Trustee or the Issuer or direct the Owner Trustee to take any Bankruptcy Action with respect to the Owner Trustee or the Issuer. Additionally, the Owner Trustee shall not have the power to commence a Bankruptcy Action without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certification certifying that such Certificateholder reasonably believes that the Issuer is insolvent.

            Section 4.02 ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Article VIII thereof or (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

            Section 4.03 RESTRICTIONS ON CERTIFICATEHOLDERS' POWER. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03; nor shall the Owner Trustee be obligated to follow any such direction, if given.

            Section 4.04 MAJORITY CONTROL. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than a majority of the Percentage Interests in the Certificates. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Percentage Interests in the Certificates at the time of the delivery of such notice.

                                       12                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

            Section 5.01 ESTABLISHMENT OF TRUST ACCOUNT. The Paying Agent shall establish and maintain on behalf of the Issuer an Eligible Deposit Account (the "CERTIFICATE DISTRIBUTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The title of the Certificate Distribution Account shall be "GS Auto Loan Trust 2006-1: Certificate Distribution Account for the benefit of the Certificateholders."

      The Issuer shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee, on behalf of the Issuer, for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) cause the Paying Agent to establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments from the account that is no longer an Eligible Deposit Account to such new Certificate Distribution Account.

            Section 5.02 APPLICATION OF TRUST FUNDS.

            (a) On each Payment Date, the Paying Agent shall distribute to Certificateholders amounts deposited in the Certificate Distribution Account pursuant to Section 8.2 of the Indenture with respect to such Payment Date.

            (b) On each Payment Date, the Owner Trustee shall cause the Paying Agent to send to each Certificateholder the statement or statements provided to the Owner Trustee by the Indenture Trustee pursuant to Section 4.7 of the Sale and Servicing Agreement with respect to such Payment Date.

            (c) In the event that any withholding tax is imposed on the Issuer's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section 5.02. The Owner Trustee and the Paying Agent are hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee or the Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Owner Trustee on behalf of the Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the

                                       13                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

Owner Trustee or the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (c).

            (d) Any Holder of a Certificate which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Holder becomes a Holder, (a) so notify the Owner Trustee and the Paying Agent,
(b) provide the Owner Trustee and the Paying Agent with Internal Revenue Service Form W-8ECI or successor form. Any such Holder agrees by its acceptance of a Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee and the Paying Agent should subsequent circumstances arise affecting the information provided the Owner Trustee in clauses (a) and (b) above. The Owner Trustee and the Paying Agent shall be fully protected in relying upon, and each Holder by its acceptance of a Certificate hereunder agrees to indemnify and hold the Owner Trustee and the Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee's and the Paying Agent's reliance upon any documents, forms or information provided by any Holder to the Owner Trustee.

            Section 5.03 METHOD OF PAYMENT. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar and the Paying Agent appropriate written instructions at least five
(5) Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

            Section 5.04 NO SEGREGATION OF MONEYS; NO INTEREST. Subject to Sections 5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

            Section 5.05 ACCOUNTING AND REPORTS TO CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND OTHERS. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Issuer on a calendar year basis and the accrual method of accounting, (b) deliver (or cause to delivered) to each Certificateholder each Monthly Noteholder Report delivered to the Owner Trustee pursuant to Section 4.7 of the Sale and Servicing Agreement, (c) deliver (or cause to delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1 if the Issuer is treated as a partnership for federal income tax purposes) to enable each Certificateholder to prepare its federal and state income tax returns, (d) prepare (or cause to be prepared), file (or cause to be filed) such tax returns relating to the Issuer (including a partnership information return, IRS Form 1065 if the Issuer is treated as a partnership for federal income tax purposes) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Issuer's characterization,
(e) cause such tax returns to be signed in the manner required by law and (f) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall elect under

                                       14                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

            Section 5.06 SIGNATURE ON RETURNS; TAX MATTERS PARTNER.

            (a) The Owner Trustee shall sign on behalf of the Issuer the tax returns of the Issuer, if any, unless applicable law requires a Certificateholder to sign such documents.

            (b) In the event that the Issuer is treated as a partnership for federal income tax purposes, the Depositor shall be designated the initial "tax matters partner" of the Issuer pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

            Section 6.01 GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver on behalf of the Issuer the Basic Documents to which the Issuer is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Issuer is to be a party together with any amendment or other agreement, in each case, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Issuer pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Issuer as the Depositor directs with respect to and in accordance with the Basic Documents (except to the extent that this Agreement expressly requires the consent of Certificateholders for such action, in which case the Owner Trustee shall not take such action without such consent).

            Section 6.02 GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Issuer is a party and to administer the Issuer in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement.

            Section 6.03 ACTION UPON INSTRUCTION.

            (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Issuer. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

            (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                                       15                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

            (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders of record as of the preceding Record Date requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of such Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

            (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders of record as of the preceding Record Date requesting instruction and, to the extent that the Owner Trustee acts in good faith in accordance with any such instruction received or, if instructed not to act, in good faith refrains from acting, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

            Section 6.04 NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Issuer is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility, other than as set forth in Section 6.07, for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Issuer or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Property that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Property.

                                       16                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

            Section 6.05 NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and
(iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to any provision of this Agreement.

            Section 6.06 RESTRICTIONS. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Issuer set forth in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee would result in the Issuer's becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

            Section 6.07 ADMINISTRATIVE DUTIES.

            (a) The Owner Trustee shall prepare or shall cause the preparation by other appropriate Persons (and such preparation shall not be the responsibility of the Seller, the Depositor, the Indenture Trustee or the Servicer) of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture with respect to the following matters under the Indenture and the Sale and Servicing Agreement:

                        (i)(a) the appointment of a successor Note Registrar and
      (b) giving the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Registrar (Section 2.5 of the Indenture);

                        (ii) the delivery to any Holder of a Class D Note and any prospective purchaser designated by such Holder, upon request of such Holder or such prospective purchaser, such information in the possession of the Owner Trustee required by Rule 144A as will enable the resale of such Class D Notes to be made pursuant to Rule 144A (Section 2.5 of the Indenture);

                        (iii) the delivery for cancellation of any Note delivered to the Issuer for cancellation, and the direction to destroy or return such Note (Section 2.9 of the Indenture);

                        (iv) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.13 of the Indenture);

                        (v) the designation of an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.2 of the Indenture);

                        (vi) the preparation of an Issuer Order directing the Paying Agent to deposit with the Indenture Trustee all sums held in trust by such Paying Agent (Sections 3.3 and 4.3 of the Indenture);

                                       17                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

                        (vii) the preparation of an Issuer Order directing the Indenture Trustee to provide notification of any unclaimed monies and repayments (Section 3.3 of the Indenture);

                        (viii) upon request, assist in the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Property (Section 3.4 of the Indenture);

                        (ix) the preparation of all supplements and amendments to the Indenture, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Property, including the preparation and filing of any financing statements and continuation statements (Section 3.5 of the Indenture);

                        (x) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Trust Property, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections 3.6 and 3.9 of the Indenture);

                        (xi) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10 of the Indenture);

                        (xii) the delivery of written notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by the Servicer under the Sale and Servicing Agreement (Section 3.19 of the Indenture);

                        (xiii) the execution of any further instruments and the performance of any acts reasonably necessary to carry out more effectively the purpose of the Indenture (Section 3.5 of the Indenture);

                        (xiv) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of an Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1 of the Indenture);

                        (xv) the preparation, obtaining or filing of instruments, opinions, certificates and other documents required for the release of Collateral (Section 2.10 of the Indenture);

                        (xvi) upon its actual knowledge of such, the delivery to the Indenture Trustee of written notice in the form of an Officer's Certificate of any event that with the giving of notice and the lapse of time would become an

                                       18                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

      Event of Default under clause (iii) or (iv) of Section 5.1 of the Indenture (Section 5.1 of the Indenture);

                        (xvii) the performance of any lawful action as the Controlling Class may request to compel or secure the performance and observance by the Receivables Servicers or the Servicer, as applicable, of each of their obligations to the Issuer in the Basic Documents (Section
      5.16 of the Indenture);

                        (xviii) upon the request of the Indenture Trustee, provide the Indenture Trustee with the information necessary to deliver to each Noteholder such information as may be reasonably requested to enable such Holder to prepare its United States federal and state and local income or franchise tax returns (Section 6.6 of the Indenture);

                        (xix) the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.8 of the Indenture);

                        (xx) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instructions necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.8 and 6.10 of the Indenture);

                        (xxi) upon its actual knowledge of such, the notification to the Indenture Trustee if and when the Notes are listed on any stock exchange (Section 7.4 of the Indenture);

                        (xxii) the preparation of an Issuer Order and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Property (Sections 8.4 and 8.5 of the Indenture);

                        (xxiii) the preparation of Issuer Order and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3 of the Indenture);

                        (xxiv) the delivery of new Notes conforming to any supplemental indenture (Section 9.6 of the Indenture);

                        (xxv) the duty to furnish to the Rating Agencies and the Indenture Trustee notice of redemption of Notes (Section 10.1 of the Indenture);

                                       19                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

                        (xxvi) the duty to notify Noteholders of redemption of the Notes or to cause the Indenture Trustee to provide such notification (Section 10.2 of the Indenture);

                        (xxvii) the preparation and delivery of all Officer's Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1 of the Indenture);

                        (xxviii) the preparation and delivery of all Officer's Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1 of the Indenture);

                        (xxix) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements or requests by the Noteholders with respect to alternate payment and notice provisions (Section 11.6 of the Indenture);

                        (xxx) the recording of the Indenture, if applicable (Section 11.15 of the Indenture);

                        (xxxi) notification to the Certificateholders of the substance of any amendment to the Sale and Servicing (Section 9.1(e) of the Sale and Servicing Agreement);

                        (xxxii) preparation and filing of UCC continuation statements and delivery of copies thereof (Section 4.2 of the Receivables Purchase Agreements, Section 9.2 of the Sale and Servicing Agreement and
      Section 3.5 of the Indenture); and

                        (xxxiii) delivery of prior written notice of amendments to the Rating Agencies (Section 4.1(d) of the Receivables Purchase Agreements) and delivery of notice of substance of amendments to the Indenture Trustee and the Rating Agencies (Section 4.1(e) of the Receivables Purchase Agreements).

      For avoidance of doubt, the UCC financing statements with respect to which the Owner Trustee is required to file continuation statements under the Basic Documents are the UCC financing statements set forth in Exhibit D-1, Exhibit D-2 and Exhibit D-3.

            (b) The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof among the Depositor and the Owner Trustee, and the Owner Trustee shall be reimbursed for its other reasonable expenses hereunder in the priority set forth in Section 8.2(c) of the Indenture. In performing its duties under Section 5.05 or 6.07, the Owner Trustee shall be entitled to the indemnification provided by the Issuer under Section 8.02 of this Agreement, in the priority set forth in
Section 8.2(c) of the Indenture.

            (c) It is understood and agreed that the Owner Trustee shall be entitled to engage outside counsel, independent accountants and other experts to assist the Owner Trustee in

                                       20                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
connection with the performance of its duties set forth in Sections 5.05 and 6.07, including the preparation of all tax reports and returns, securities law filings, Opinions of Counsel and Independent Certificates and the Owner Trustee shall be reimbursed for the expenses of such experts in accordance with the priority set forth in Section 8.2(c) of the Indenture. The Owner Trustee shall not be obligated to engage any expert or perform any duty as required under Sections 5.05 and 6.07 for which reimbursement would exceed $1,000 until such amount has been paid to the Owner Trustee, if payment of such reimbursable amount is required of the Owner Trustee prior to the next Payment Date.

            (d) The Depositor and the Indenture Trustee shall furnish to the Owner Trustee from time to time such additional information regarding the Issuer or the Basic Documents as the Owner Trustee shall reasonably request. The Indenture Trustee shall furnish to the Owner Trustee upon request a copy of the Note Register.

            (e) The Owner Trustee shall not be responsible for taking any action with respect to this Section 6.07 unless a responsible officer in the Corporate Trust Administration Department of the Owner Trustee has actual knowledge or has received written notice of the need to take such action.

            (f) The rights and protections afforded to the Owner Trustee pursuant to Article VII of this Agreement shall also be afforded to the Owner Trustee with respect to the performance of its administrative duties under this
Section 6.07.

                                  ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

            Section 7.01 ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Property upon the terms of the Basic Documents and this Agreement. The Owner Trustee, in its individual capacity, shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence (except as provided in Section 7.01(g)) or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

            (a) the Owner Trustee shall not be liable for any error of judgment made by a Trust Officer of the Owner Trustee;

            (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Depositor or any Certificateholder;

            (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the

                                       21                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

            (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee, in its individual capacity, shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the other Basic Documents;

            (f) the Owner Trustee shall not be responsible for monitoring the performance of, and shall not be liable for the default or misconduct of the Depositor, the Servicer, the Indenture Trustee or any other Person under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuer under this Agreement or the Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the Depositor or the Servicer under the Sale and Servicing Agreement; and

            (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security, in its individual capacity, or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee, in its individual capacity, therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

            Section 7.02 FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

            Section 7.03 REPRESENTATIONS AND WARRANTIES. The Owner Trustee, in its individual capacity, hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

                                       22                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

            (a) It is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and the Basic Documents, and this Agreement and the Basic Documents will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and the Basic Documents on its behalf.

            (c) This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

            (d) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

            (e) It is a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least "A-1" by Standard & Poor's and "P-1" by Moody's or who is otherwise acceptable to each Rating Agency.

            (f) Any information it provides pursuant to the Securitization Cooperation Annex of this Agreement is accurate and complete and contains no untrue statement of material fact or omission to state a material fact necessary in order to make the statement, in light of the circumstances in which it was made, not misleading.

            Section 7.04 RELIANCE; ADVICE OF COUNSEL.

            (a) The Owner Trustee (either in its individual capacity or as Owner Trustee) shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such

                                       23                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

            (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted reasonably and in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

            Section 7.05 NOT ACTING IN INDIVIDUAL CAPACITY. Except as expressly provided in this Article VII, in accepting the trusts hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Trust Property for payment or satisfaction thereof.

            Section 7.06 OWNER TRUSTEE NOT LIABLE FOR CERTIFICATES OR FOR RECEIVABLES. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. Except as set forth in Section 7.03, the Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Issuer or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

            Section 7.07 OWNER TRUSTEE MAY OWN CERTIFICATES AND NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                       24                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

            Section 7.08 DOING BUSINESS IN OTHER JURISDICTIONS. Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of, or the giving of notice to, or the registration with, or the taking of any other action in required by, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by Wilmington Trust Company or the Owner Trustee; or (iii) subject Wilmington Trust Company or the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Trust under Section 8.01 of this Agreement) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint an additional trustee pursuant to Section 10.05 hereof to proceed with such action.

            Section 7.09 PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT. The rights and protections afforded to the Owner Trustee pursuant to this
Article VII and Sections 8.02, 10.02, and 10.03 shall also be afforded to the Paying Agent, authenticating agent and Certificate Registrar.

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

            Section 8.01 OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be reimbursed for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder, in the priority set forth in Section 8.2(c) of the Indenture.

            Section 8.02 INDEMNIFICATION. The Issuer shall indemnify the Owner Trustee, JPMorgan Chase and their respective successors, assigns, agents and servants (collectively, the "INDEMNIFIED PARTIES") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "EXPENSES") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee, JPMorgan Chase or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Trust Property, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, PROVIDED, that that the Issuer shall not be liable for or required to indemnify an Indemnified Party from or against Expenses arising or

                                       25                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
resulting from (i) the willful misconduct, gross negligence or bad faith of the Owner Trustee, (ii) the inaccuracy of a representation or warranty made by the Owner Trustee in Section 7.03 or JPMorgan Chase in Section 3.09 or
(iii) the inaccuracy of any information provided by the Owner Trustee pursuant to the Securitization Cooperation Annex of this Agreement, and PROVIDED, FURTHER, that the Owner Trustee shall indemnify the Issuer from and against any Expenses (as defined in this Section 8.02) arising from the inaccuracy or incompleteness of any information provided by the Owner Trustee pursuant to the Securitization Cooperation Annex of this Agreement, or any act or omission on the part of the Owner Trustee pursuant to the Securitization Cooperation Annex to this Agreement. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Indemnified Party's choice of legal counsel shall be subject to the approval of the Issuer, which approval shall not be unreasonably withheld.

            Section 8.03 PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid pursuant to this Article VIII shall be payable solely in the priority set forth in Section 8.2(c) of the Indenture and shall be deemed not to be a part of the Trust Property immediately after such payment.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

            Section 9.01 TERMINATION OF TRUST AGREEMENT.

            (a) This Agreement (other than Article VIII) and the Issuer shall terminate and be of no further force or effect upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Property in accordance with the terms of the Indenture, Article V of the Sale and Servicing Agreement and the Statutory Trust Statute. Any money or other property held as part of the Owner Trust Property following such distribution shall be distributed to the Depositor. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Issuer, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Property or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

            (b) This Agreement and the Issuer are irrevocable. Except as provided in Section 9.01(a) and in this Section 9.01(b), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Issuer or this Agreement.

            (c) Notice of any termination of the Issuer, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Issuer or the Indenture Trustee given pursuant to
Section 8.1 of the Sale and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the

                                       26                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.02.

      In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Issuer after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor, subject to applicable escheat laws.

            (d) Upon the winding up of the Issuer in accordance with the Statutory Trust Statute (including, without limitation, the reasonable provision for payment of all obligations of the Issuer in accordance with Section 3808(e) of the Statutory Trust Statute), the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute and thereupon the Owner Trust and this Agreement (other than Article VIII) shall terminate.

                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

            Section 10.01 ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least "P-1" by Moody's and at least "A-1" by Standard & Poor's, or which is otherwise acceptable to each Rating Agency. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

            Section 10.02 RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Indenture Trustee and the Rating Agencies. Upon receiving such

                                       27                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee, PROVIDED, HOWEVER, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

      If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

      Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

            Section 10.03 SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.01 or 10.02 shall execute, acknowledge and deliver to the Depositor, the Indenture Trustee and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

      No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible as a successor Owner Trustee pursuant to Section 10.01.

                                       28                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

      Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice thereof to all Certificateholders, the Servicer, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Depositor shall fail to mail such notice within ten(10) days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Issuer.

      Any successor Owner Trustee appointed pursuant to this Section 10.03 shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

            Section 10.04 MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, that such corporation shall be eligible pursuant to
Section 10.01; and PROVIDED FURTHER, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency; and PROVIDED, FURTHER, that such successor Owner Trustee shall file an amendment to the Certificate of Trust as described in Section 10.03.

            Section 10.05 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person, in such capacity, such title to the Trust Property or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

      Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                                       29                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

            (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

            (c) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

      Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.01 SUPPLEMENTS AND AMENDMENTS. Any term or provision of this Agreement may be amended by the Depositor and the Owner Trustee without the consent of the Indenture Trustee, any Noteholder, any Certificateholder, the Issuer or any other Person; provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and to that effect, materially and adversely affect the interests of the Noteholders or the Certificateholders. An amendment shall be deemed not to materially and adversely affect the interests of the Noteholders or the Certificateholders and no Opinion of Counsel to that effect shall be required if the Rating Agency Condition is satisfied with respect to such amendment.

      Any term or provision of this Agreement may be amended by the Depositor and the Owner Trustee without the consent of the Indenture Trustee, any Noteholder, any Certificateholder, the Issuer or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Depositor, the Servicer or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

                                       30                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

            Any term or provision of this Agreement may be amended from time to time by the Depositor and the Owner Trustee and with the consent of (i) the Noteholders of Notes evidencing not less than a majority of the principal amount of each Class of Notes, and (ii) the Certificateholders of Certificates evidencing not less than a majority of the Percentage Interests (which consent of any holder of a Note or holder of a Certificate given pursuant to this
Section 11.01 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Note or Certificate, as the case may be, and on all future holders of such Note or holders of such Certificate, as the case may be, and of any Note or Certificate, as applicable, issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon such Note or the Certificate), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that the consent of the Noteholders shall not be required with respect to any amendment that does not adversely affect the interests of the Noteholders and the consent of the Certificateholders shall not be required with respect to any amendment that does not adversely affect the interests of the Certificateholders; provided, further, however, that no such amendment shall (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate or change any Note Interest Rate, without the consent of all Noteholders or Certificateholders or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes affected thereby and holders of all Certificates affected thereby.

      Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each Rating Agency.

      It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

      Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

      Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent (if any) to such amendment specified in this Agreement have been met. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

            Section 11.02 NO LEGAL TITLE TO TRUST PROPERTY IN
CERTIFICATEHOLDERS. Neither the Depositor nor the Certificateholders shall have legal title to any part of the Trust Property. The

                                       31                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their undivided ownership interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

            Section 11.03 LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Paying Agent, the Certificate Registrar and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

            Section 11.04 NOTICES.

            (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three (3) Business Days after mailing if mailed by first-class mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Goldman Sachs Asset Backed Securities Corp, Attention: Samuel Ramos; if to JPMorgan Chase, addressed to JPMorgan Chase Bank, National Association, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Services/Global Debt - GSALT 2006-1, with a copy of all notices, directions, instructions or requests to 227 West Monroe, 26th Floor, Chicago, Illinois 60606, Attention: Worldwide Securities Services/Global Debt - GSALT 2006-1; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

            (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not such Certificateholder receives such notice.

            Section 11.05 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 11.06 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                                       32                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

            Section 11.07 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor and its permitted assignees, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

            Section 11.08 COVENANTS OF THE DEPOSITOR. The Depositor will not at any time institute against the Issuer any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

            Section 11.09 NO PETITION. (a) The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer or join in any institution against the Depositor or the Issuer of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

            (b) The Depositor's obligations under this Agreement are obligations solely of the Depositor and will not constitute a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this agreement, the Certificateholder, by accepting the Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and the Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this agreement, the Certificateholder, by accepting the Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby further acknowledges and agrees that no

                                       33                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

            Section 11.10 NO RECOURSE. Each Certificateholder by accepting a Certificate acknowledges that such Certificate represents a beneficial interest in the Issuer only and does not represent an interest in or an obligation of the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

            Section 11.11 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 11.12 GOVERNING LAW; WAIVER OF JURY TRIAL.

            (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

            Section 11.13 CERTIFICATE TRANSFER RESTRICTIONS.

            (a)   The Certificates may not be acquired by or for the account of
(i) an employee benefit plan (as defined in Section 3(3) of ERISA) whether or not subject to the provisions of Title I of ERISA, (ii) a plan described in
Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or other plan in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

            (b) Each purchaser or transferee of Certificates or any beneficial interest therein must represent as follows: (i) that it is purchasing one or more Certificates, in an authorized denomination, for its own account as the sole beneficial owner, (ii) either it is not, for federal income tax purposes, a partnership, grantor trust, or S Corporation (as defined in the Code) (any such entity, a "PASS-THROUGH ENTITY") or it is a Pass-Through Entity, but after giving effect to such purchase of such Certificates less than 50% of the value of each beneficial ownership interest in such Pass-Through Entity is attributable to the Certificates and/or the

                                       34                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

Notes, and (iii) such Certificates have not been transferred through an "established securities market" within the meaning of Section 7704(b) of the Code. For the avoidance of doubt, a person making the foregoing representation shall be deemed to constitute one "owner of beneficial interests" for purposes of clause (c) below and for purposes of any other provision of this Trust Agreement or any other Basic Document that references beneficial ownership for purposes of Section 1.7704-1(h) of the Treasury Regulations. The Certificates can only be purchased, acquired, or held by an individual or entity who is a "U.S. person" as determined for U.S. federal income tax purposes or who holds the trust certificates in connection with the conduct of a trade or business within the united states and who delivers, to the owner trustee and the entity acting as certificate registrar under the trust agreement, a properly executed form W-8ECI in connection with their acquisition of the trust certificates and at such other times as reasonably requested by the owner trustee or the entity acting as certificate registrar under the trust agreement or as required by law.

            (c) No purchase or transfer shall be permitted, nor registered by the Certificate Registrar, if such purchase or transfer would result in there being more than 95 owners of beneficial interests in the Certificates for purposes of Section 1.7704-1(h) of the Treasury Regulations. In determining whether this condition is satisfied in connection with any purchase or transfer, the Certificate Registrar shall be permitted to conclusively rely upon the Investment Letters provided by the respective Certificateholders with respect to interests in the Certificates.

            Section 11.14 SARBANES-OXLEY. Notwithstanding anything contained herein or in any other Basic Document to the contrary, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Issuer or any other Person any filings, certificates, affidavits or other instruments (including, without limitation, any Sarbanes-Oxley Certification) required under the Sarbanes-Oxley Act of 2002.

            Section 11.15 ACCEPTANCE OF TERMS OF AGREEMENT. The receipt and acceptance of a Certificate by a Certificateholder, without any signature or further manifestation of assent, shall constitute the unconditional acceptance by the Certificateholder of all the terms and provisions of this Agreement, and shall constitute the agreement of the Certificateholder that the terms and provisions of this Agreement shall be binding, operative and effective as between the Owner Trustee and the Certificateholder.

            Section 11.16 SUBORDINATION AGREEMENT. Each Certificateholder, by accepting a Certificate, hereby covenants and agrees that, to the extent it is deemed to have any interest in any assets of the Depositor, or a securitization vehicle (other than the Issuer) related to the Depositor, dedicated to other debt obligations of the Depositor or debt obligations of any other securitization vehicle (other than the Issuer) related to the Depositor, its interest in those assets is subordinate to claims or rights of such other debtholders to those other assets. Furthermore, each Certificateholder, by accepting a Certificate, hereby covenants and agrees that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

            Section 11.17 RULE 144A INFORMATION. So long as the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Certificateholder, or a Holder of Class D Notes, the Depositor shall promptly furnish to such Certificateholder or Holder, as the

                                       35                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT
case may be, and to a prospective purchaser of such Certificate or Class D Note, as applicable, designated by such Certificateholder or Holder, as applicable, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Certificates or Class D Notes, as applicable, in accordance with the terms hereof (such information to consist of a copy of the Memorandum together with all financial statements of the Issuer, if any, then available).

            Section 11.18 SECURITIZATION COOPERATION ANNEX. The Owner Trustee agrees to comply with the requirements of the Securitization Cooperation Annex, which is attached hereto and incorporated herein.

                               [SIGNATURES FOLLOW]

                                       36                   AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                            GOLDMAN SACHS ASSET BACKED
                                            SECURITIES CORP.,
                                            as Depositor

                                            By: /s/ Curtis Probst
                                                -----------------
                                              Name: Curtis Probst
                                              Title: Vice President

                                       S-1                  AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

                                            WILMINGTON TRUST COMPANY,
                                            as Owner Trustee

                                            By: /s/ Michele C. Harra
                                                --------------------
                                              Name: Michele C. Harra
                                              Title: Financial Services Officer

                                       S-2                  AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, solely for the purposes of accepting
(i) the appointment to act as Certificate Registrar pursuant to Section 3.04,
(ii) the appointment to act as Paying Agent pursuant to Section 3.09, (iii) the designation of its office pursuant to Section 3.08 and (iv) its duties under
Section 6.07(d)

By: /s/ Annette M. Marsula
    ----------------------
  Name: Annette M. Marsula
  Title: Vice President

                                       S-3                  AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

                        SECURITIZATION COOPERATION ANNEX

      This Securitization Cooperation Annex (this "ANNEX") is incorporated into the Amended and Restated Trust Agreement dated as of August 2, 2006 between Wilmington Trust Company, a Delaware banking corporation (the "OWNER TRUSTEE"), and Goldman Sachs Asset Backed Securities Corp., a Delaware corporation (the "DEPOSITOR"), which together with the Original Trust Agreement (as defined in the Amended and Restated Trust Agreement), establishes and continues GS Auto Loan Trust 2006-1, a Delaware statutory trust (the "ISSUER").

      Section 1. INTENT OF THE PARTIES; REASONABLENESS.

                  The Depositor and the Owner Trustee acknowledge and agree that the purpose of this Annex is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor's compliance with the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Owner Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Owner Trustee which is required in order to enable the Depositor to comply with the provisions of Regulation AB, including, without limitation, Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB as it relates to the Owner Trustee or to the Owner Trustee's obligations under this Agreement.

      Section 2. INFORMATION TO BE PROVIDED BY THE OWNER TRUSTEE.

                  For so long as the Issuer is required to report under Regulation AB, the Owner Trustee shall, as promptly as practicable, notify the Depositor, in writing, of: (i) the commencement of, a material development in or, if applicable, the termination of, any and all legal proceedings against the Owner Trustee or any and all proceedings of which any property of the Owner Trustee is the subject, that is material to the noteholders; and (ii) any such proceedings known to be contemplated by governmental authorities. The Owner Trustee shall also notify the Depositor, in writing, as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any material changes to proceedings described in the preceding sentence. In addition, the Owner Trustee will furnish to the Depositor, in writing, the necessary disclosure regarding the Owner Trustee describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Depositor pursuant to the Exchange Act.

                  For so long as the Issuer is required to report under Regulation AB, the Owner Trustee shall (i) on or before the fifth Business Day of each month, provide to the Depositor such information regarding the Owner Trustee as is required for the purpose of compliance with Items 1109(a), 1109(b) and 1119 of Regulation AB; PROVIDED, HOWEVER , the Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Owner Trustee to the Depositor; and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the

                                                            AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

Owner Trustee of any changes to such information, provide to the Depositor, in writing, such updated information. Such information shall include, at a minimum:

            (A)   the Owner Trustee's name and form of organization;

            (B) a description of the extent to which the Owner Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving auto receivables; and

            (C) a description of any affiliation between the Owner Trustee and any of the following parties to a Securitization Transaction, as such parties are identified by name to the Owner Trustee by the Depositor in writing in advance of such Securitization Transaction:

            (1)   the sponsor;
            (2)   any depositor;
            (3)   the issuing entity;
            (4)   any servicer;
            (5)   any other trustee;
            (6)   any originator;
            (7)   any significant obligor;
            (8)   any enhancement or support provider; and
            (9)   any other material party related to any
                  Securitization Transaction.

                  In addition, the Owner Trustee shall provide a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding between the Owner Trustee and any above-listed party that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from the Securitization Transactions, that currently exists or that existed during the past two years and that is material to an investor's understanding of the asset-backed securities.

      Section 3. DEFINITIONS

      As used in this Annex, "Securitization Transaction" shall mean any transaction involving a sale or other transfer of receivables directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated asset-backed securities.

                                                            AMENDED AND RESTATED
                                                                 TRUST AGREEMENT

                                    EXHIBIT A

                            FORM OF TRUST CERTIFICATE

THIS TRUST CERTIFICATE IS SUBORDINATE TO THE NOTES, AS SET FORTH IN THE SALE AND
                              SERVICING AGREEMENT.

      THIS TRUST CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, TRANSFER OF THIS TRUST CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN SECTION 2.5 OF THE INDENTURE AND SECTION 3.04 OF THE TRUST AGREEMENT. BY ITS ACCEPTANCE OF THIS TRUST CERTIFICATE, THE HOLDER OF THIS TRUST CERTIFICATE IS DEEMED TO REPRESENT TO THE DEPOSITOR THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (A "QIB"), AS SUCH TERM IS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") AND IS ACQUIRING THIS TRUST CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS).

      NO SALE, PLEDGE OR OTHER TRANSFER OF A TRUST CERTIFICATE SHALL BE MADE UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS (I)(A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE TRUST CERTIFICATES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (II) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION. EACH TRANSFEREE OF A BENEFICIAL INTEREST IN THIS TRUST CERTIFICATE SHALL BE DEEMED TO MAKE THE FOREGOING REPRESENTATIONS. THE DEPOSITOR MAY REQUIRE AN OPINION OF COUNSEL TO BE DELIVERED TO IT IN CONNECTION WITH ANY TRANSFER OF THE TRUST CERTIFICATES PURSUANT TO CLAUSE (C) ABOVE.

      BY ITS ACCEPTANCE OF THIS TRUST CERTIFICATE, THE HOLDER AND ANY SUBSEQUENT TRANSFEREE IS DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, (B) PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED), OR (C) ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN IN SUCH ENTITY,

INCLUDING, WITHOUT LIMITATION, AS APPLICABLE, AN INSURANCE COMPANY GENERAL ACCOUNT.

      THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

NUMBER R-___                                          PERCENTAGE INTEREST: [  ]%

      GS AUTO LOAN TRUST 2006-1 CERTIFICATE evidencing a fractional undivided beneficial interest in the Issuer, as defined below, the property of which includes a pool of motor vehicle retail installment sale contracts and loans, secured by security interests in the new and used automobiles and light-duty trucks financed thereby, conveyed by Goldman Sachs Asset Backed Securities Corp. to the Issuer. The property of the Issuer has been pledged to the Indenture Trustee pursuant to the Indenture.

      THIS TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF GOLDMAN SACHS MORTGAGE COMPANY, GOLDMAN SACHS ASSET BACKED SECURITIES CORP. OR ANY OF THEIR RESPECTIVE AFFILIATES.

      THIS CERTIFIES THAT ________________ is the registered owner of a ____% PERCENT nonassessable, fully paid, undivided percentage interest in GS AUTO LOAN TRUST 2006-1, a Delaware statutory trust (the "ISSUER"), formed by GOLDMAN SACHS ASSET BACKED SECURITIES CORP., a Delaware corporation (the "DEPOSITOR").

      The Issuer was created pursuant to a Trust Agreement amended and restated as of August 2, 2006 (as amended, supplemented or otherwise modified from time to time, the "TRUST AGREEMENT"), between the Depositor and Wilmington Trust Company, as owner trustee (the "OWNER TRUSTEE"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of August 2, 2006 (as amended, supplemented or otherwise modified from time to time, the "SALE AND SERVICING AGREEMENT"), among the Issuer, the Depositor, Goldman Sachs Mortgage Company, as Servicer, Wilmington Trust Company, as Owner Trustee, and JPMorgan Chase Bank, National Association, as Indenture Trustee.

      This Certificate is one of the duly authorized Certificates designated as "Asset Backed Certificates" (herein called the "CERTIFICATES"). Also issued under an Indenture dated as of August 2, 2006 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), between the Issuer and JPMorgan Chase Bank, National Association, as indenture trustee, are the Notes. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Certificateholder is bound. The property of the Issuer consists of the Trust Property. The rights of the Certificateholders are subordinate to the rights of the Noteholders, as set forth in the Indenture.

      Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (each, a "PAYMENT DATE"), commencing on [___________], to the Person in whose name this Certificate is registered on the last day of the immediately preceding month (the "RECORD DATE"), such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Payment Date.

      The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinate to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

      It is the intent of the Depositor and the Certificateholders that, solely for income and franchise tax purposes: (1) if there is one beneficial owner of the Certificates, the Issuer shall be treated as a disregarded entity, and (2) if there is more than one beneficial owner of the Certificates, the Issuer shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the Receivables and other assets held by the Issuer, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. A Certificateholder, by its acceptance of a Certificate, agrees to treat, and to take no action inconsistent with such treatment of the Issuer.

      A Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor, the Owner Trustee or the Issuer, or join in any institution against the Depositor, the Owner Trustee or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

      Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee or the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon.

      Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency designated for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee or the authenticating agent, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

      THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      IN WITNESS WHEREOF, the Owner Trustee has caused this Certificate to be duly executed.

                                         WILMINGTON TRUST COMPANY, not in its
                                         individual capacity but solely as Owner
                                         Trustee of GS AUTO LOAN TRUST 2006-1

Dated: _____________, 2006               By: ___________________________________
                                             Authorized Signatory

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This  is one of the Certificates referred to in the within-mentioned Trust
                                   Agreement.

WILMINGTON TRUST COMPANY,         or        WILMINGTON TRUST COMPANY,
as Owner Trustee                            as Owner Trustee

                                            By: JPMORGAN CHASE BANK,
                                                NATIONAL ASSOCIATION,
                                                as Authenticating Agent

By: _________________________________       By: ________________________________
    Authorizing Agent                           Authorizing Agent

                         [REVERSE OF TRUST CERTIFICATE]

      The Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee in its individual capacity or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

      The Trust Agreement permits, with certain exceptions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee, with prior written notice to each Rating Agency, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Percentage Interests in the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar designated by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Issuer will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is JPMorgan Chase Bank, National Association.

      Except as provided in the Trust Agreement, the Certificates are issuable only as registered Certificates without coupons in minimum denominations of one percent Percentage Interest. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Certificateholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

      The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Trust Agreement and the trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust Property. The Servicer of the Receivables and, under certain circumstances, Certificateholders, may at their option purchase the Trust Property at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Issuer will effect early retirement of the Certificates; PROVIDED, HOWEVER, that such right of purchase is exercisable only as of the Determination Date as of which the Pool Balance is less than or equal to 10% of the Initial Pool Balance.

      The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) whether or not subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or other plan in the entity (each, a "BENEFIT PLAN"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                                   ASSIGNMENT

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

                        PLEASE INSERT SOCIAL SECURITY OR
                      OTHER IDENTIFYING NUMBER OF ASSIGNEE

 ______________________________________________________________________________
 (Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                                        _____________________________*/
                                                  Signature Guaranteed:

                                              _____________________________*/

----------
*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                         FORM OF TRANSFEROR CERTIFICATE

                                               [DATE]

Wilmington Trust Company,
as Owner Trustee
Rodney Square North
110 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration

JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Worldwide Securities Services/Global Debt - GSALT 2006-1

Goldman Sachs Asset Backed Securities Corp.
85 Broad Street
New York, New York 10004
Attention: Samuel Ramos
        Re: GS Auto Loan Trust 2006-1

Ladies and Gentlemen:

      In connection with our disposition of the Asset Backed Certificates (the "CERTIFICATES") issued by the referenced trust (the "ISSUER") we certify that
(a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Securities Act.

                                                Very truly yours,

                                                [NAME OF TRANSFEROR]

                                                By: ____________________________
                                                       Authorized Officer

                                    EXHIBIT C

                            FORM OF INVESTMENT LETTER

                                               [DATE]

Wilmington Trust Company,
as Owner Trustee
Rodney Square North
110 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration

JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Worldwide Securities Services/Global Debt - GSALT 2006-1

Goldman Sachs Asset Backed Securities Corp.
85 Broad Street
New York, New York 10004
Attention: Samuel Ramos

               Re: GS AUTO LOAN TRUST 2006-1

Ladies and Gentlemen:

      In connection with our proposed purchase of a ____% percentage interest in the Asset Backed Certificates (the "CERTIFICATES") of GS Auto Loan Trust 2006-1 (the "ISSUER"), we confirm that:

      1. We understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Certificates are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and (y) that such Certificates may be resold, pledged or transferred only (i) to the Depositor, (ii) so long as such Certificate is eligible for resale pursuant to Rule 144A under the Securities Act ("RULE 144A"), to a person whom we reasonably believe after due inquiry is a "qualified institutional buyer" as defined in Rule 144A, acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers") to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (iii) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case the Owner Trustee shall require that both the prospective transferor and the prospective transferee certify to the Owner Trustee or the Certificate Registrar and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Depositor. Except in the case of a transfer described in clauses (i) or (iii) above, the Owner Trustee shall require that a written opinion of counsel (which will not be at the expense of the Depositor, any affiliate of the Depositor, the Owner Trustee or the Certificate Registrar) satisfactory to the Owner Trustee or the Certificate Registrar and the Depositor be delivered to the Owner Trustee or the Certificate Registrar and the Depositor to the effect that such transfer will not violate the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. We will notify any purchaser of the Certificates from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Certificates by us that the Depositor and the Owner Trustee may request, and if so requested we will furnish such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

      2. We are a "qualified institutional buyer" as defined under Rule 144A under the Securities Act and are acquiring the Certificates for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers"). We are familiar with Rule 144A under the Securities Act and are aware that the seller of the Certificates and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A.

      3. We are not, and we are not acting on behalf of, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) whether or not subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan's or a plan's investment in the entity (each, a "Benefit Plan"). We hereby acknowledge that no transfer of any Certificate shall be permitted to be made to any person unless the Owner Trustee has received a certificate from such transferee to the effect of the preceding sentence.

      4. (a) We are purchasing one or more Certificates, in an authorized denomination, for our own account as the sole beneficial owner, (b) either (1) we are not, for federal income tax purposes, a partnership, grantor trust, or S Corporation (as defined in the Code) (any such entity, a "PASS-THROUGH ENTITY") or (2) we are a Pass-Through Entity, but after giving effect to such purchase of such Certificates less than 50% of the value of each beneficial ownership interest in such Pass-Through Entity is attributable to the Certificates and/or the Notes, and (c) such Certificates have not been transferred through an "established securities market" within the meaning of Section 7704(b) of the Code.

      5. We understand that the Depositor, the Owner Trustee, the Issuer, Goldman Sachs & Co. and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of the Certificates, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Depositor, the Owner Trustee and Goldman Sachs & Co.

      6. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,

                                                [NAME OF PURCHASER]

                                                By: ____________________________
                                                  Name:
                                                  Title:

Date: _________________

                                   EXHIBIT D-1

                     FINANCING STATEMENT AGAINST THE SELLER

                                   EXHIBIT D-2

                    FINANCING STATEMENT AGAINST THE DEPOSITOR

                                      D-2-1

                                   EXHIBIT D-3

                     FINANCING STATEMENT AGAINST THE ISSUER

                                      D-3-1